Adamis Pharmaceuticals Corporation 8-K

Exhibit 99.1

Adamis Pharmaceuticals Provides Update on SYMJEPI Products and
Announces Distribution and Commercialization Agreement for SYMJEPI and ZIMHI Products

SAN DIEGO--(May 11, 2020)- Adamis Pharmaceuticals Corporation (NASDAQ: ADMP) today announced it is reacquiring from Sandoz Inc. the rights to its SYMJEPI ® (epinephrine) Injection 0.3mg, SYMJEPI® (epinephrine) Injection 0.15mg products currently marketed and available in the United States. Adamis has simultaneously entered into an exclusive distribution and commercialization agreement with US WorldMeds, LLC for the United States commercial rights for the SYMJEPI products, as well as its ZIMHI™ (naloxone HCI Injection, USP) 5mg/0.5mL product candidate.

Adamis and Sandoz have entered into an agreement providing for the mutually agreed return to Adamis of the marketing, promotion, and distribution rights of the SYMJEPI products, and the termination of the commercialization agreement between Adamis and Sandoz, following a transition period, supported by a transition services agreement that is currently being negotiated. As part of the termination agreement, Sandoz will continue to support the products in the U.S. under the existing commercialization agreement through the end of the transition period to help minimize any potential impact to patients and customers.

Under the terms of the Adamis/US WorldMeds agreement, US WorldMeds obtained U.S. rights to commercialize and distribute the SYMJEPI products, upon the termination of Sandoz’ commercial rights, and ZIMHI, if approved by the U.S. Food and Drug Administration, in exchange for an upfront payment and potential regulatory and commercial milestones totaling up to $26 million.  Additionally, after deducting the supply price and certain other deductions, including an allocation for US WorldMeds sales and distribution expenses from net sales of the products, Adamis and US WorldMeds will share equally in the net profits, as defined in the agreement.

Adamis will be responsible for supplying the products to US WorldMeds at a supply price based on Adamis’ direct product costs. Adamis will retain rights to commercialize the products outside the U.S. and may also continue to develop its injection platform for additional product candidates. Additional information concerning the agreement and the transaction is contained in a report on Form 8-K to be filed by the company with the Securities and Exchange Commission.

Dr. Dennis J. Carlo, President and CEO of Adamis, stated, “We are pleased Sandoz is willing to assist us through this transition and we are very excited about working with US WorldMeds. They have a proven track-record of commercializing pharmaceutical products and have a First-in-Class and only FDA-approved product, LUCEMYRA® (lofexidine), for the treatment of withdrawal symptoms associated with abrupt opioid discontinuation.  We believe US WorldMeds’ existing infrastructure and current sales force positions it well to take over the marketing and distribution of our SYMJEPI products and, after receiving FDA approval, quickly and effectively launching our ZIMHI product. We view this partnership as a synergistic fit that has the potential to maximize the value of the Products and create immediate lasting value to both shareholders and patients.”

P. Breckinridge Jones, Sr., CEO of US WorldMeds, added, “We are very excited to begin commercializing Adamis’ SYMJEPI epinephrine products, and look forward to launching ZIMHI (naloxone) following its approval. We believe SYMJEPI represents a meaningful new alternative in the epinephrine market that will benefit from our enhanced focus. Our strong presence in the opioid dependence market made us keenly aware of the growing need for repeat dosing of the currently approved naloxone products to combat the more powerful opioids in the market today. So, when we learned Adamis was developing a higher dose naloxone product, we knew it would be a perfect companion product for LUCEMYRA. We are confident we can leverage our existing commercial infrastructure to speed the uptake and maximize the impact of ZIMHI. I consider ZIMHI and LUCEMYRA a one-two punch that can strike a powerful blow in the fight against opioid overdoses and the management of withdrawal symptoms, and ultimately make a positive impact on the overall opioid epidemic. US WorldMeds expects to be in position to launch ZIMHI shortly after approval and delivery of product from Adamis.”

As a consequence of the above agreements, Adamis has filed or will file a Form 12b-25 with the Securities and Exchange Commission to give the company additional time to prepare and file its quarterly report on Form 10-Q for the period ended March 31, 2020, to assess and reflect this subsequent event and its impact in the Form 10-Q. The company expects to file its Form 10-Q within the five additional days provided for by Rule 12b-25.

About the SYMJEPI Products

SYMJEPI® (epinephrine) Injection 0.3mg and SYMJEPI® (epinephrine) Injection 0.15mg products are approved by the FDA for use in the emergency treatment of acute allergic reactions, including anaphylaxis.  In July 2018, Adamis announced that it had licensed commercial rights for the US to Sandoz. Please refer to www.SYMJEPI.com for additional product information.

About the ZIMHI Product

ZIMHI is a high-dose naloxone injection product candidate that is intended for the emergency treatment of opioid overdose, as manifested by respiratory and/or central nervous system depression in adults and pediatric patients. It is intended for immediate administration in settings where opioids may be present and is not a substitute for emergency medical care. Naloxone is an opioid antagonist, which is generally considered the drug of choice for immediate administration for opioid overdose, and works by blocking or reversing the effects of the opioid, including extreme drowsiness, slowed breathing, or loss of consciousness.  Drug overdoses are now the leading cause of death for Americans under 50, and more powerful synthetic opioids, like fentanyl and its analogues, are responsible for the largest number of deaths from opioid overdoses.

About US WorldMeds and LUCEMYRA®

US WorldMeds is a privately held specialty pharmaceutical company that develops, licenses, and markets unique healthcare products designed to improve the lives of patients with challenging conditions and unmet medical needs. US WorldMeds has built a branded product portfolio in the therapeutic areas of addiction medicine, hemophilia, malignant hyperthermia, and CNS. More information on US WorldMeds can be found at USWorldMeds.com. LUCEMYRA® (lofexidine) is the first and only FDA-approved, non-opioid, non-addictive treatment for relief of multiple symptoms of opioid withdrawal associated with abrupt opioid discontinuation. More information on LUCEMYRA, including prescribing and safety information, can be found at Lucemyra.com.

About Adamis Pharmaceuticals

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company primarily focused on developing and commercializing products in various therapeutic areas, including respiratory disease, allergy and opioid overdose. The company’s SYMJEPI (epinephrine) Injection 0.3mg and SYMJEPI (epinephrine) Injection 0.15mg products both use the same injection device as used for ZIMHI and were approved by the FDA for use in the emergency treatment of acute allergic reactions, including anaphylaxis, and both SYMJEPI products were fully launched in the U.S. in July 2019. Please refer to www.SYMJEPI.com for additional product information. In addition to its ZIMHI (naloxone) injection product candidate, Adamis is developing other products, including a metered dose inhaler and dry powder inhaler product candidates for the treatment of asthma and COPD. The company’s subsidiary, U.S. Compounding, Inc., compounds sterile prescription drugs, and certain nonsterile drugs for patients, animals, hospitals, clinics and surgery centers throughout most of the United States.

Adamis Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact. These statements relate to future events or future results of operations, including, but not limited to, the following statements: the ability of the parties to negotiate and enter into a transition services agreement and the termination of the company’s existing commercialization agreement with Sandoz; the timing and outcome of commercialization efforts by US WorldMeds regarding the SYMJEPI and ZIMHI products; the timing of the company’s resubmission to the FDA of its New Drug Application (“NDA”) relating to its ZIMHI product candidate; the timing or outcome of the FDA’s review of the company’s resubmitted NDA relating to its ZIMHI product candidate; the company’s beliefs concerning the size of the markets in which the products compete; the company’s beliefs concerning the safety and effectiveness of its products and product candidates; and other statements concerning our future operations and activities.  Such forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact.  These statements are only predictions, are not guarantees, involve known and unknown risks, uncertainties and other factors, and concern matters that could subsequently differ materially from those described in this press release, which may cause Adamis’ actual results to be materially different from those contemplated by these forward-looking statements. There is no assurance that our commercialization agreement with Sandoz will be terminated. There is no assurance that the FDA will approve our NDA, once resubmitted, relating to our ZIMHI naloxone product candidate or that other matters or events will not differ from our expectations or result in delays in the regulatory approval process.  In addition, forward-looking statements concerning our anticipated future activities assume that we are able to obtain sufficient funding to support such activities and continue our operations and planned activities.  As discussed in our filings with the Securities and Exchange Commission, we may require additional funding, and there are no assurances that such funding will be available if required.  We cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  You should not place undue reliance on any forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law we undertake no obligation to update or release publicly the results of any revisions to these forward-looking statements or to reflect events or circumstances arising after the date of this press release.  Certain of these risks, and additional risks, uncertainties, and other factors are described in greater detail in our filings from time to time with the SEC, including our annual report on Form 10-K for the year ended December 31, 2019, and our subsequent filings with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC’s web site at http://www.sec.gov.

Contact Adamis:

Mark Flather
Senior Director, Investor Relations

& Corporate Communications
(858) 412-7951

mflather@adamispharma.com